UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

ADARx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43482	84-4145188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5871 Oberlin Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 232-7974

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ADRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On September 13, 2026, ADARx Pharmaceuticals, Inc. (the “Company”) entered into a Common Stock Purchase Agreement with AbbVie Inc. (the “Purchaser”) pursuant to which the Purchaser agreed to purchase (the “Private Placement”) a number of shares of the Company’s common stock (“Common Stock”) that would result in the Purchaser owning approximately 4.9% of the outstanding shares of Common Stock following the closing of the IPO (as defined below) and Private Placement, at a price per share equal to the public offering price of the IPO; provided, however, that in no event would the Purchaser purchase more than $100.0 million in shares of Common Stock. The public offering price of the IPO was $17.00 per share, which resulted in the Purchaser purchasing 5,255,542 shares of Common Stock. The Private Placement closed concurrently with the IPO on September 28, 2026. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC, UBS Securities LLC and LifeSci Capital LLC acted as placement agents for the Private Placement, and the Company paid a placement agent fee equal to 2.0% of the total purchase price of the shares sold in the Private Placement.

The Common Stock issued and sold in the Private Placement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and was issued and sold pursuant to Section 4(a)(2) of the Securities Act. The Purchaser has represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and is acquiring the Common Stock for investment purposes only and not with a view to any public distribution or with any intention of selling, distributing or otherwise disposing of the Common Stock in a manner that would violate the registration requirements of the Securities Act. The Common Stock was offered without any general solicitation by the Company or its representatives.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On September 28, 2026, in connection with the closing of the initial public offering (the “IPO”) of shares of Common Stock, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors (the “Board”) and stockholders previously approved the Restated Certificate to be effective immediately prior to the closing of the IPO.

Amendment and Restatement of Bylaws

Effective as of September 28, 2026, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Board and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO.

Please see the description of the Restated Certificate and Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 25, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-298782). The foregoing descriptions of the Restated Certificate and Restated Bylaws are qualified in their entirety by reference to the full text of the Restated Certificate and Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated by reference as Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On September 28, 2026, the Company closed the IPO of 26,250,000 shares of Common Stock at a price to the public of $17.00 per share. In addition to the shares sold in the IPO, the Company closed the Private Placement. The aggregate gross proceeds from the IPO, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $446.3 million. The aggregate gross proceeds from the Private Placement, before deducting the placement agent fees and estimated private placement expenses payable by the Company, were approximately $89.3 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-298782), filed with the Commission on September 4, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADARX PHARMACEUTICALS, INC.

	By:	/s/ Ryan Fisk, M.B.A.
Ryan Fisk, M.B.A.
Chief Financial Officer and Chief Business Officer

Dated: September 28, 2026